Filed Pursuant to Rule 424(b)(3)
                                                   Registration No. 333-34648


PROSPECTUS SUPPLEMENT DATED September 26, 2000

(To Prospectus filed on May 8, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,716,072 Shares of Common Stock

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                             Shares to be
                                                           Offered for the
        Selling Stockholders                              Selling Stockholder

Altamira e-Business Fund                                             778
Altamira Equity Fund                                               2,646
Altamira Science & Technology Fund                                 1,245
Anchor Venture Trust                                               4,443
Jonathan Art                                                         156
B.D. Stemmler Technologies Corporation                               156
BancBoston Capital, Inc.                                           6,226
Bay Holdings III, L.P.                                             1,556
Fleet National Bank, Trustee for Testa Hurwitz & Thibeault,
LLP Deferred Earnings Trust N/O Thomas Beaudoin                       78
Ilan Carmi                                                           934
Catherine Cave                                                       156
CIBC WMC, Inc.                                                     7,782
Cisco Systems, Inc.                                               15,565
Deb Living Trust (Alak K. Deb)                                       389
Brian Doyle                                                          389
Margo Doyle                                                           96
Waterway Holdings, Inc.                                              389
Robert Eberle                                                        233
Thomas Erickson                                                      389
Graeme Fraser & Tracey Ann Lum, trustees of
the Fraser Family revocable Trust dated Sept., 24, 1999              389
Michael Gold                                                         233
Raj L. Gollamudi                                                     389
Peter M. Grant                                                       389
Jeffrey P. Greiner                                                   389
GSK Investments, SRL                                              15,565
Richard L. Handley                                                   389
Stephen L. Handley                                                   498
Harold Hughes                                                        389
IXP Canada Holdings Ltd.                                             311
Premchand Jain                                                       389
Roop and Shobha Jain                                                 389
Jaymorr, Inc.                                                      7,782
Coralie Lalonde                                                      389
David LeBlanc                                                        389
John A. Lechner                                                      389
Robert Manning                                                       389
Scott Marshall                                                       156
McQuillan Consulting Self Employed Profit Sharing Plan               778
Mirza Mehdi                                                          156
Alan B. Menkes                                                       389

Elias Moosa                                                          156
Amir Nayyerhabibi                                                    156
Stefan Opalski                                                       778
Antoiane Paquin                                                      778
Positron Investment Corporation                                      778
Michael U. Potter                                                    778
Robert J. Reynolds                                                   233
Nizar Rida                                                           467
Peter Rothstein                                                       89
Richard L. Rugani                                                    389
Namakkal S. Sambamurthy                                              389
Michael F. Schiavo                                                   233
Bret Siarkowski                                                      389
Stephen H. Sigmond                                                   389
Meenakshi Singh                                                      778
Rajvir Singh                                                       4,669
Ramakrishna R. Sudireddy                                             389
James R. Swartz                                                      389
William Swift                                                        311
Michael Takefman                                                     163
Telantis Venture Partners V, Inc.                                    778
Richard Testa                                                         78
Himanshu M. Thaker                                                   467
Aris Tombul                                                           78
Cliff Townsend                                                       156
John W. Vander Vort                                                  156
Louis J. Volpe                                                     1,556
Deborah Weinstein                                                    265
Lawrence Weinstein                                                   233
Bruce A. Wilford & Ruth Wilford,  trustees,
or the successor trustee,  under the Bruce A.
and Ruth Wilford Revocable Living Trust                              467
Travis J. Winkey                                                     233
Solomon Wong                                                         233
Sami Yazdi                                                           156
James Furneaux                                                    11,439
David Furneaux                                                    10,972
Ilan Carmi                                                         1,852
Margo Doyle                                                          150
Peter Rothstein                                                    1,852
Michael Schiavo                                                      515
Catherine Cave                                                        76
Kodiak Ventures Management Company, Inc.                             268